   STATE OF DELAWARE                                                 Exhibit 3.1
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/17/1991
   751351060 - 2273998


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     FISHER SCIENTIFIC INTERNATIONAL, INC.


     FISHER SCIENTIFIC INTERNATIONAL, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Law"), DOES HEREBY CERTIFY:

     1. That the name of the Corporation is Fisher Scientific International Inc. and its Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 19, 1991 and amended on October 28, 1991.

     2. That this Restated Certificate of Incorporation restates and integrates and also further amends the Certificate of Incorporation of the Corporation.

     3. That this Restated Certificate of Incorporation and the amendments to the Certificate of Incorporation contained herein were declared advisable and adopted on December 10, 1991 by the unanimous written consent of the Board of Directors pursuant to Section 141(f) of the Law, filed with the minutes of the proceedings of the Board, and were approved by the unanimous written consent of the stockholders pursuant to Section 228 of the Law, filed with minutes of the proceedings of the stockholders, and have thereby been duly adopted in accordance with the provisions of Sections 242(b) and 245 of the Law.

     5. The text of the Certificate of Incorporation of this Corporation is hereby restated, integrated and amended to read in its entirety as follows:

                    RESTATED CERTIFICATE OF INCORPORATION OF
                      FISHER SCIENTIFIC INTERNATIONAL INC.


     FIRST: The name of the corporation is Fisher Scientific International Inc. (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Ste. L-100 in the City of Dover, County of Kent. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of which the Corporation shall have authority to issue is 65,000,000 shares, of which 50,000,000 shares shall be Common Stock, par value $0.01 per share (the "Common Stock"), and 15,000,000 shares shall be Preferred Stock, par value $0.01 per share (the "Preferred Stock").

     FIFTH: (a) Subject to the provisions of Article Fifth (b) hereof, the Corporation may issue Common Stock from time to time in one or more series or classes as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series or class to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of such series or class adopted by the Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors.

     (b) The Common Stock initially authorized for issuance by the Corporation shall consist of 50,000,000 shares of Common Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of such shares of Common Stock shall be governed by the following provisions:

         (i) Identical Rights. Except as otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

          (ii) Voting Rights. Except as otherwise required by law or as otherwise provided herein, on all matters submitted to the Corporation's stockholders, the holders of Common Stock shall be entitled to one vote per share.

          (iii) Dividend Rights. When and as dividends or other distributions are declared, whether payable in cash, in property or in securities of the Corporation, the holders of shares of Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions, provided that if dividends or other distributions are declared which are payable in shares of Common Stock, such dividends or other distributions shall be declared payable at the same rate for all holders of Common Stock, and the dividends payable in shares of Common Stock will be payable to holders of Common Stock.

          (iv) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of any share of Common Stock.

     SIXTH: The Corporation may issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors.

     SEVENTH:  The duration of the Corporation is to be perpetual.

     EIGHTH: (a) Except as may be provided pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of this Certificate of Incorporation, establishing any series or class of Common Stock or Preferred Stock and granting to holders of shares of such series or class of Common Stock or Preferred Stock rights to elect additional directors under specified circumstances, the number of directors of the Corporation shall be determined from time to time in the manner described in the By-laws. The directors, other than those who may be elected by the holders of Common Stock or Preferred Stock pursuant to such resolutions, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 1992 another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 1993 and another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 1994 with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No director need be a stockholder.

     (b) Except as otherwise provided in a resolution of the Board of Directors, adopted pursuant to the provisions of this Certificate of Incorporation, establishing a series or class of Common Stock or Preferred Stock and creating in the holders of shares of such series or class rights to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires, and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (c) Subject to the rights of holders of Common Stock or Preferred Stock to elect directors under circumstances specified in a resolution of the Board of Directors, adopted pursuant to the provisions of this Certificate of Incorporation establishing such series or class, any director may be removed from office only for cause by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

     (d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article EIGHTH.

     NINTH: Except as required by law and subject to the rights of the holders of any series of Preferred Stock established pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders may be called only by the Board of Directors [or by the Chief Executive Officer] pursuant to a resolution approved by a majority of the entire Board of Directors of the Corporation (as determined in accordance with the By-Laws). Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article NINTH.

     TENTH: No stockholder action may be taken except as an annual or special meeting of stockholders of the Corporation, and stockholders may not take any action by written consent in lieu of a meeting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article TENTH.

     ELEVENTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     TWELFTH: No contract or other transaction of the Corporation shall be void, voidable, fraudulent or otherwise invalidated, impaired or affected, in any respect, by reason of the fact that any one or more of the officers, directors or stockholders of the Corporation shall individually be party or parties thereto or otherwise interested therein, or shall be officers, directors or stockholders of any other corporation or corporations which shall be party or parties thereto or otherwise interested therein; provided that such contract or other transactions be duly authorized or ratified by the Board of Directors, with the assenting vote of a majority of the disinterested directors then present, or, if only one such is present, with his assenting vote.

     THIRTEENTH: The Board of Directors may from time to time make, amend, supplement or repeal the By-laws; provided, however, that the stockholders may change or repeal any By-law adopted by the Board of Directors; and provided, further, that no amendment or supplement to the By-laws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Section 3 ("Special Meetings") of Article II ("Meetings of Stockholders") of the By-laws,
Section 2 ("Number, Election and Terms") or Section 10 ("Removal of Directors") of Article III ("Directors") of the By-laws, or the final sentence of Article XI ("Amendments") of the By-laws, shall not be amended or repealed, and no provision inconsistent with any thereof shall be adopted, without the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article THIRTEENTH.

     FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     FIFTEENTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     (b)(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or the person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (2) Right of Claimant to Bring Suit. If a claim under subparagraph (b)(1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceedings in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification or the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (4) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SIXTEENTH: The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, FISHER SCIENTIFIC INTERNATIONAL INC. has caused this Restated Certificate of Incorporation to be signed by Paul M. Meister, its Senior Vice President - Chief Financial Officer, and attested to by Allison G. Pellegrino, its Assistant Secretary, this 16th day of December, 1991.

                                       FISHER SCIENTIFIC INTERNATIONAL INC.



                                       By: /s/ Paul M. Meister
                                          -------------------------------------
                                          Senior Vice President -
                                          Chief Financial Officer


Attest:

/s/ Allison G. Pellegrino
------------------------------------
Allison G. Pellegrino
Assistant Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM 03/29/2001
                                                             010154684 - 2273998

                           CERTIFICATE OF CORRECTION

                                     TO THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      FISHER SCIENTIFIC INTERNATIONAL INC.

                                ----------------

                   Pursuant to Section 103(f) of the General
                    Corporation Law of the State of Delaware

                                ----------------

     FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST: The Corporation filed a Restated Certificate of Incorporation (the "Restated Certificate") with the Secretary of State of the State of Delaware on December 17, 1991.

     SECOND: Article FIFTH, paragraph (b) of the Restated Certificate, as filed, was incorrect in the following respects: (1) it erroneously included a sentence it should not have included and (2) it erroneously included in two places the word "herein" instead of the words indicated in quotes in Article FOURTH of this Certificate of Correction.

     THIRD: Article FIFTH, paragraph (b) of the Restated Certificate is hereby corrected by deleting the first sentence thereof.

     FOURTH: Article FIFTH, paragraph (b) of the Restated Certificate is hereby further corrected by replacing the word "herein" contained in the second line of each of clauses (i) and (ii) of such paragraph with the following words:

     "in this Certificate of Incorporation, including in a resolution of the Board of Directors, adopted pursuant to the provisions of this Certificate of Incorporation, establishing any series or class of Common Stock or Preferred Stock".

     FIFTH: The foregoing is duly made in accordance with Section 103(f) of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, FISHER SCIENTIFIC INTERNATIONAL

INC. has caused this Certificate to be duly executed in its corporate name this 27th day of March, 2001.


                                  FISHER SCIENTIFIC INTERNATIONAL INC.



                                  By: /s/ Todd DuChene
                                      --------------------------------
                                  Name:  Todd DuChene
                                  Title: Vice President, Secretary and
                                         General Counsel

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 10/30/1998
                                                               981419642-2273998


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                      AND
                               REGISTERED OFFICE

     Fisher Scientific International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of Fisher Scientific International Inc. adopted the following resolution on the 10th day of September, 1998.

     Resolved, that the registered office of Fisher Scientific International Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Fisher Scientific International Inc. has caused this statement to be signed by Traci Houck, its Vice President, this 26th day of October, 1998.


                                        /s/ Traci Houck
                                        ---------------------------
                                        Traci Houck, Vice President

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 05/19/1998
                                                           981191302-2273998


                            CERTIFICATE OF AMENDMENT

                                       OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     FISHER SCIENTIFIC INTERNATIONAL, INC.


     FISHER SCIENTIFIC INTERNATIONAL INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the DGCL, by the unanimous vote of its members on March 16, 1998, filed with the minutes of the Board of Directors, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation declaring such amendment to be advisable and directing that such amendment be submitted to and be considered by the stockholders of the Corporation for approval at the 1998 Annual Meeting of Stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of the Corporation be amended by changing the Fourth Article thereof so that, as amended, such Article shall be and read as follows:

"The total number of shares of stock which the Corporation shall have authority to issue is 115,000,000 shares, of which 100,000,000 shall be Common Stock, par value $0.01 per share (the "Common Stock"), and 15,000,000 shares shall be Preferred Stock, par value $0.01 per share (the "Preferred Stock")."

     SECOND: That thereafter, the foregoing amendment to the Corporation's Certificate of Incorporation was duly adopted by the holders of a majority of the outstanding shares of

Common Stock of the Corporation at the Annual Meeting of Stockholders on May 12, 1998 in accordance with the provisions of Section 242 of the DGCL and the terms of the Certificate of Incorporation.

     IN WITNESS WHEREOF, FISHER SCIENTIFIC INTERNATIONAL INC. has caused this Certificate of Amendment to be signed by Paul M. Meister, its Executive Vice President, and attested by Todd M. DuChene, its Vice President and Secretary, this 18th day of May, 1998.

                                        FISHER SCIENTIFIC INTERNATIONAL INC.

                                        By: /s/ Paul M. Meister
                                            -----------------------------------
                                            Paul M. Meister
                                            Executive Vice President

ATTEST:

By: /s/ Todd M. DuChene
    ------------------------------
    Todd M. DuChene
    Vice President and Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 06/06/2001
                                                           010272396 - 2273998

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      FISHER SCIENTIFIC INTERNATIONAL INC.


      -------------------------------------------------------------------
      PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE
                                  OF DELAWARE
      -------------------------------------------------------------------


     FISHER SCIENTIFIC INTERNATIONAL Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: Article Fourth of the Corporation's Restated Certificate of Incorporation, as amended, is hereby amended to read in its entirety as set forth below:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue shall be 515,000,000 shares, of which 500,000,000 shall be common stock, par value $0.01 per share (the "Common Stock"), and 15,000,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock").

     SECOND: The foregoing amendment to the Corporation's Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, FISHER SCIENTIFIC INTERNATIONAL INC. has caused this Certificate of Amendment to be duly executed in its name, this 6th day of June, 2001.


                                     FISHER SCIENTIFIC INTERNATIONAL INC.


                                     By: /s/ Todd M. DuChene
                                         --------------------------------
                                         Name: Todd M. DuChene
                                         Title: Vice President, General Counsel
                                                and Secretary